Exhibit 10.13

THIRD AMENDMENT
TO THE
PNM RESOURCES, INC.
AMENDED AND RESTATED
OMNIBUS PERFORMANCE EQUITY PLAN

PNM Resources, Inc. (the “Company”) previously established the “PNM Resources, Inc. Omnibus Performance Equity Plan” (the “Plan”).  The Plan was amended and restated, effective as of May 17, 2005, by the adoption of the PNM Resources, Inc. Amended and Restated Omnibus Performance Equity Plan.  The Plan was subsequently amended on two occasions.  By this instrument, the Company wishes to amend the Plan to satisfy the documentation requirements of Section 409A of the Internal Revenue Code (the “Code”), which became effective as of January 1, 2005, and which applies to the Plan and certain awards granted pursuant to the Plan.  The Plan has been and shall continue to be administered in good faith compliance with the requirements of Code Section 409A from January 1, 2005 through December 31, 2008.

1.        This Third Amendment shall be effective as of January 1, 2009.

2.        Section 2.1 (Definitions) of the Plan is hereby amended by adding the following new definitions to the end thereof:

(jj)              “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treas. Reg. § 1.409A-1(i).  The identification date for determining whether any employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(kk)              “Termination of Employment” means, a “Separation from Service” solely for the purpose of any Award that is subject to the requirements of Code Section 409A.  The term “Separation from Service” means either (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons, or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is 20% or less of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treas. Reg. § 1.409A-1(h)(1)(ii).

A Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract).  If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period.  Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Code Section 409A.

For purposes of the Plan, if a Participant performs services in more than one capacity, the Participant must have a Termination of Employment or Service in all capacities as an employee, member of the Board, independent contractor or consultant to have a Separation from Service.  Notwithstanding the foregoing, if a Participant provides services both as an employee and a non-employee, (1) the services provided as a non-employee are not taken into account in determining whether the Participant has a Separation from Service as an employee under a nonqualified deferred compensation plan in which the Participant participates as an employee and that is not aggregated under Code Section 409A with any plan in which the Participant participates as a non-employee, and (2) the services provided as an employee are not taken into account in determining whether the Participant has a Termination of Employment as a non-employee under a nonqualified deferred compensation plan in which the Participant participates as a non-employee and that is not aggregated under Code Section 409A with any plan in which the Participant participates as an employee.

If, at the time of a Participant’s Separation from Service, the Company has any stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Code Section 409A and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or if earlier than the end of the six-month period, the date of the Participant’s death).  Any amounts that would have been distributed during such six-month period will be distributed on the day following the expiration of the six-month period.

(ll)              “Termination of Service” means a “Separation from Service,” solely for the purpose of any Award that is subject to the requirements of Code Section 409A.  The term “Separation from Service” means that the Nonemployee Director has ceased to be a member of the Board.

3.        Section 5.3 (Stock Subject to Plan – Adjustment in Capitalization) of the Plan is hereby amended by adding the following sentence to the end thereof:

Further, with respect to any Option or Stock Appreciation Right that otherwise satisfies the requirements of the stock rights exception to Code Section 409A, any adjustment pursuant to this Section 5.3 shall be made consistent with the requirements of the final regulations promulgated pursuant to Code Section 409A.

4.        Section 8.4 (Restricted Stock Rights – Form and Timing of Payment) of the Plan is hereby amended in its entirety to read as follows:

8.4           Form and Timing of Payment.

(a)           Form of Payment.

    Payment for any vested Restricted Stock Rights Award issued pursuant to this Section shall be made in a lump sum payment of shares of Stock.

(b)           Timing of Payment.

    (i)           General Rule.  The shares payable under any Restricted Stock Rights Award will be issued to the Participant within 90 days following the date on which the Restricted Stock Rights vest.  Such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treas. Reg. § 1.409A-3(a)(4).

   (ii)           Restricted Stock Rights that Vest under Section 13.1(a)(ii)(1) or Section 13.1(a)(ii)(2).  Notwithstanding any provision of the Plan to the contrary, if any Restricted Stock Rights Award, or any portion thereof, vests due to a Participant’s Termination of Employment as described in Section 13.1(a)(ii)(1), the Shares payable under such Award will be issued to the Participant within 90 days following the date of the Participant’s Termination of Employment.  Such payment is intended to be made upon the Participant’s Separation from Service pursuant to Treas. Reg. § 1.409A-3(a)(1).  Accordingly, if the Participant is a Specified Employee on the date on which any Restricted Stock Rights become payable pursuant to Section 13.1(a)(ii)(1), the six-month delay described in Section 2.1(kk) shall apply.  If any Restricted Stock Rights Award, or any portion thereof, vests due to a Participant’s Termination of Employment as described in Section 13.1(a)(ii)(2), the Shares payable under such Restricted Stock Rights Award will be issued to the Participant within 90 days following the termination of the Performance Period described therein.  Such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treas. Reg. § 1.409A-3(a)(4).

   (iii)           Restricted Stock Rights that Vest under Section 13.1(b)(iii) or Section 13.2(b)(ii).  Notwithstanding any provision of the Plan to the contrary, if any vested Restricted Stock Rights Award that is subject to a deferral period becomes payable due to a Participant’s Termination of Employment as described in Section 13.1(b)(iii) or Section 13.2(b)(ii), the Shares payable under such Restricted Stock Rights Award will be issued to the Participant within 90 days following such Termination of Employment.  Such payment is intended to be made upon the Participant’s Separation from Service pursuant to Treas. Reg. § 1.409A-3(a)(1).  Accordingly, if the Participant is a Specified Employee on the date on which any Restricted Stock Rights become payable pursuant to Section 13.1(b)(iii) or Section 13.2(b)(ii), the six-month delay described in Section 2.1(kk) shall apply.

(c)           Conforming Amendment to Existing Restricted Stock Rights Award Agreements.  The Award Agreement for any Restricted Stock Rights Award that is outstanding as of January 1, 2009 is hereby amended to the extent necessary to provide for payment as described in this Section 8.4 without any further action by the Company or the Participant.

5.        Section 9.3 (Performance Shares and Performance Units – Form and Timing of Payment) of the Plan is hereby restated in its entirety to read as follows:

9.3           Form and Timing of Payment.

(a)           Form of Payment. Payment for vested Performance Shares shall be made in Stock.  Payment for vested Performance Units shall be made in cash, Stock or a combination thereof as determined by the Committee.  All payments for Performance Shares and Performance Units shall be made in a lump sum.

(b)           Timing of Payment.

    (i)           General Rule.  Payment for any vested Performance Shares or Performance Units (including Performance Shares or Performance Units that vest pursuant to Section 13.1(a)(ii)(1) or Section 13.1(a)(ii)(2)) shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends.

   (ii)           Payment for Vested Performance Shares or Units that are Subject to a Deferral Period. Payment for any vested Performance Shares or Performance Units that are subject to a deferral period and that become payable pursuant to Section 13.1(b)(iii) or Section 13.2(b)(ii) shall be made within 90 days following the Participant’s Termination of Employment for the reasons described in such Sections.  Such payment is intended to be made upon the Participant’s Separation from Service pursuant to Treas. Reg. § 1.409A-3(a)(1).  Accordingly, if the Participant is a Specified Employee on the date on which any Performance Shares or Performance Units become payable pursuant to Section 13.1(b)(iii) or Section 13.2(b)(ii), the six-month delay described in Section 2.1(kk) shall apply.

(c)           Conforming Amendment to Existing Performance Share or Performance Unit Award Agreements.  The Award Agreement for any Performance Share or Performance Unit Award that is outstanding as of January 1, 2009 is hereby amended to the extent necessary to provide for payment as described in this Section 9.3 without any further action by the Company or the Participant.

6.        Section 10.3 (Stock Appreciation Rights – Exercise of SARs) of the Plan is hereby restated in its entirety to read as follows:

10.3           Exercise of SARs.  Upon exercise of the SAR or at a fixed date after all or part of the SAR becomes exercisable, the Participant shall be entitled to receive payment of an amount determined by multiplying:

(a)           The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the Grant Date, which shall not be less than the Fair Market Value of a share of Stock at the Grant Date, by

(b)           The number of shares with respect to which the SAR is exercised.

7.        Section 11.1  (Nonemployee Director Retainer Grants – Payment of  Retainer) is hereby amended by adding the following sentence to the end thereof:
To the extent the Retainer payable to any Nonemployee Director under this Section 11 is considered “non-qualified deferred compensation” that is subject to the requirements of Code Section 409A, the Retainer shall be paid in accordance with the provisions of Code Section 409A and any regulations promulgated thereunder or an exception thereto.

8.        Section 13.1(a)  (Termination of Employee’s Employment Due to Death, Disability, Retirement, Impaction or Change in Control – Nonvested Awards) of the Plan is hereby amended by restating paragraph (ii) (Restricted Stock Rights, Performance Shares and Performance Units) in its entirety to read as follows:

(ii)           Restricted Stock Rights, Performance Shares and Performance Units.  If a Participant holds any nonvested Restricted Stock Rights, Performance Shares or Performance Units upon a Termination of Employment due to death, Disability, Retirement, Impaction or Change in Control, all such nonvested Restricted Stock Rights, Performance Shares or Performance Units shall vest as follows:

(1)           If the restriction is based on meeting certain service requirements, the Restricted Stock Rights, Performance Shares or Performance Units shall become one hundred percent (100%) vested at Termination of Employment.

(2)           If the restriction is based on meeting certain performance requirements, the Restricted Stock Right, Performance Share or Performance Unit shall vest at the end of the Performance Period.  The Participant shall receive pro rata shares and/or a cash payment based on the target award level of achievement prorated for the number of full months of service during the Performance Period, provided that the Company meets the performance requirements necessary for payment of such Award.

    (3)           Payment for the Participant’s Restricted Stock Rights that vest pursuant to this Section 13.1(a) shall be made in accordance with Section 8.4.  Payment for the Participant’s Performance Shares or Performance Units that vest pursuant to this Section 13.1(a) shall be made in accordance with Section 9.3.

9.        Section 13.1(b)  (Termination of Employee’s Employment Due to Death, Disability, Retirement, Impaction or Change in Control – Vested Awards) of the Plan is hereby amended by restating paragraph (iii) (Restricted Stock Rights, Performance Shares and Performance Units) in its entirety to read as follows:

(iii)           Restricted Stock Rights, Performance Shares and Performance Units.  If a Participant holds any vested Restricted Stock Rights Awards subject to a deferral period, payment for such Awards shall be made in accordance with Section 8.4.  If a Participant holds any vested Performance Shares or Performance Units subject to a deferral period, payment for such Awards shall be made in accordance with Section 9.3.

10.      Section 13.2(b)  (Voluntary Termination or Involuntary Termination of Employment for Reasons Other Than Impaction or Cause – Vested Awards) of the Plan is hereby amended by restating paragraph (ii) (Restricted Stock Rights, Performance Shares and Performance Units) in its entirety to read as follows:

(ii)           Restricted Stock Rights, Performance Shares and Performance Units.  If a Participant holds any vested Restricted Stock Rights Awards which are subject to a deferral period upon voluntary Termination of Employment or involuntary Termination of Employment for reasons other than Impaction or Cause, payment for such Awards shall be made in accordance with Section 8.4.  If a Participant holds any vested Performance Shares or Performance Units subject to a deferral period upon voluntary Termination of Employment or involuntary Termination of Employment for reasons other than Impaction or Cause, payment for such Awards shall be made in accordance with Section 9.3.

11.      Section 13.5  (Discretion of Committee) of the Plan is hereby amended in its entirety to read as follows:

13.5              Discretion of Committee.  Notwithstanding the above, the Committee may, at any time and in its sole discretion, alter the vesting and exercise provisions for all or part of the Awards which have been or will be granted to Participants, subject to Section 17 of the Plan; provided that the Committee will not take any action pursuant to this Section 13.5 that will cause payment of any Award to violate the provisions of Code Section 409A.

12.      Section 17  (Amendment, Modification, and Termination of Plan) of the Plan is hereby amended by adding the following sentence to the end thereof:

Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Code Section 409A are set forth in Section 20.4.

13.      Section 20.4  (Code Section 409A) of the Plan is hereby restated in its entirety to read as follows:

20.4              Code Section 409A.  Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Rights Awards, Performance Share Awards and Performance Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Code Section 409A.  If an Award is subject to Code Section 409A, the Award Agreement and this Plan are intended to comply fully with and meet all of the requirements of Code Section 409A or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Code Section 409A or an exception thereto.  An Award subject to Code Section 409A also shall be administered in good faith compliance with the provisions of Code Section 409A as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury.  To the extent necessary to comply with Code Section 409A, any Award that is subject to Code Section 409A may be modified, replaced or terminated in the discretion of the Committee.  Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Code Section 409A, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Code Section 409A or to exclude or exempt the Plan or any Award from the requirements of Code Section 409A.

Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Code

Section 409A be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Code Section 409A.  If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Code Section 409A, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions.  In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Code Section 409A.

14.      This Third Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this Third Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Third Amendment.

IN WITNESS WHEREOF, PNM Resources has caused this Third Amendment to be executed as of this 15th day of December, 2008.

PNM RESOURCES, INC.

By: /s/ Alice A. Cobb

      Its: SVP, Chief Administrative Officer